Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S‑3 (No. 333-231871) and Form S-8 (No. 333-231869) of Corteva, Inc. of our report dated February 14, 2020 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting of Corteva, Inc. (Successor), as well as our report dated February 15, 2018, except for the change in the manner in which the Company accounts for net periodic pension and postretirement benefit costs discussed in Note 9 to the consolidated financial statements, as to which the date is February 11, 2019, and except for the effects of discontinued operations discussed in Note 5 to the consolidated financial statements, as to which the date is February 14, 2020, relating to the financial statements and financial statement schedule of Corteva, Inc. (Predecessor, formerly known as E.I. du Pont de Nemours and Company), which appear in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
February 14, 2020